UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 29, 2022

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On July 29, 2022, the Company accepted the resignations of Sagi Rozen and Juan Carlos Garcia La Suerna Garcia, as members of the Board of Directors of the Company (the “Board”) to facilitate the appointment of two new directors and maintain a board comprised of five members.

Appointment of new Directors

On July 29, 2022, the Company appointed Tom Vaknin and  Moshe Morgenstern to serve as members of the Board of the Company.  Messrs. Vaknin and Morgenstern have not been named to serve on any committee of the Board. There are no arrangements or understandings between Messrs. Vaknin and Morgenstern and any other persons pursuant to which they were appointed as directors.  Messrs Vaknin and Morgenstern do not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Messrs. Vaknin and Morgenstern, and any of the Company’s other directors or executive officers.  The biography for Messrs. Vaknin and Morgenstern are below.

Tom Vaknin, age 33, is a serial tech entrepreneur focusing on enterprise software and Fintech. Mr. Vaknin is the Co-Founder and Co-CEO of Pay.com, US, UK, CY, with offices in NY, London, Limassol, a EU Regulated payment institution which launched in 2020 and is currently expanding with five global offices.  Mr. Vaknin was the Co-Founder and Chief Technical Officer of Engage.com, Tel Aviv, Israel from August 2018 to November 2020, working to reinvent and transform the customer engagement space to make it more effective, efficient, and evocative, using cutting-edge AI.  Mr. Vaknin served as the Co-Founder and Chief Technical Officer of Interactbot, Tel Aviv Area, Israel, From April 2017 to July 2018, and Co-founder and Chief Technical Officers of The ORG7,

Tel Aviv, Israel, from February 2015 to January 2016.  Mr. Vaknin earned a B.A., MIS Management Information Systems from The College for Academic Studies, Tel Aviv, Israel, in 2014.

Moshe Morgenstern, age 44, has over 18 years of experience in management and global business development in finance and insurance and since 2017 has served as the Deputy CEO and Chief Information Office of Menora Mivtachim Insurance Ltd., one of the largest publicly traded financial services organizations in Israel. As a senior executive, his key roles include product development, partnership growth, legacy system automation, and investment in Fintech and Insurtech start-up companies. He has led numerous large-scale projects throughout his career, including multi-interface data integration, service improvement and efficiency, AI-based digital processes, and cross-platform automation and robotics (RPA) tools. Mr. Morgenstern served as Deputy CEO and Director, Life Insurance Division from 2011 to 2017, and Strategy, Product Development, and Computing – Life Insurance Division from 2003 to 2011. Mr. Morgenstern was awarded the Best Chief Information Officer of the year in 2020 at Israel's Conference of Information Technology and recognized as Chief Information Officer of the Year in 2019 by People and Computers Magazine. Mr. Morgenstern earned a BA in Business Administration from Ruppin Academic Center at Emek Hefer, Israel in 2014.

In conjunction with their appointment Messrs. Vaknin and Morgenstern entered into the Company’s Form of Director Agreement attached hereto as Exhibit 10.1, Form of  Confidentiality and Nondisclosure Agreement attached hereto as Exhibit 10.2, and Form of Indemnification Agreement attached hereto as Exhibit 10.3.

Item 8.01 Other Events.

In conjunction with their appointment of Messrs. Vaknin and Morgenstern as members of the Board, the Company granted to each of Messrs. Vaknin and Morgenstern, a non-qualified stock option (the “Options”) pursuant to the Company’s 2020 Long-Term Incentive Plan (the “2020 Plan”), to purchase 300,000 shares of common stock at an exercise price per share of $1.50 consistent with the price at which the Company is currently seeking financing for the Company, and the price at which the Company has recently sold shares of its common stock for cash.  Such options shall be exercisable for seven (7) years. Subject to the Plan, sixty thousand (60,000) of the Options will immediately vest and be exercisable on the date of grant, and twenty thousand (20,000) Options shall vest on the last day of each calendar month, commencing with the calendar month of the date of grant, for a period of twelve (12) months thereafter such that 100% of the Options shall be vested at the end of the calendar month immediately following the one year anniversary of the date of grant.

Following Mr. Rozen’s resignation from the Board, the Company appointed Mr. Rozen as Senior Board Advisor, and in consideration of Mr. Rozen’s continuing services as, and accommodation in the desired restructuring of the Board, the Company granted to Mr. Rozen, a non-qualified stock option to purchase 160,000 shares of common stock at an exercise price per share of $1.50 consistent with the price at which the Company is currently negotiating financing for the Company, and the price at which the Company has recently sold shares of its common stock for cash. Subject to the Plan, forty thousand (40,000) of the Options will immediately vest and be exercisable on the date of grant, and twenty thousand (20,000) Options shall vest on the last day of each calendar month, commencing with the calendar month of the date of grant, for a period of six (6) months thereafter such that 100% of the Options shall be vested as of December 31, 2022.

In furtherance of Mr. La Sienra Garcia’s employment services as the CFO and accommodation in the desired restructuring of the Board, the Company granted to Mr. La Sienra Garcia, a non-qualified stock option to purchase 160,000 shares of common stock at an exercise price per share of $1.50 consistent with the price at which the Company is currently negotiating financing for the Company, and the price at which the Company has recently sold shares of its common stock for cash.  Such options shall be exercisable for seven (7) years. Subject to the Plan, forty thousand (40,000) of the Options will immediately vest and be exercisable on the date of grant, and twenty thousand (20,000) Options shall vest on the last day of each calendar month, commencing with the calendar month of the date of grant, for a period of six (6) months thereafter such that 100% of the Options shall be vested as of December 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.1	Form of Director Agreement (1)
10.2	Form of Confidentiality and Nondisclosure Agreement (1)
10.3	Form of Indemnification Agreement (1)

(1)  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: August 4, 2022	/s/ Evripides Drakos
By: Evripides Drakos Its: President and Chief Executive Officer (Principal Executive Officer)